EXHIBIT 1

                             JOINT FILING AGREEMENT



    In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13D (including further amendments thereto) and further agree that this joint filing agreement be included as an exhibit to such joint filings.

    IN WITNESS WHEREOF, the undersigned hereby execute this joint filing agreement this __ day of April, 1998.




                           Alan S. Gottlich


                           Lorraine S. Gottlich


                           Charles N. Loccisano


                           Saul Feiger


                           Charles N Loccisano Irrevocable Trust
                           F/B/O/ Michael Loccisano


                           By:
                           Alan S. Gottlich, Trustee


                           Charles N Loccisano Irrevocable Trust
                           F/B/O/ Marisa Loccisano


                           By:
                           Alan S. Gottlich, Trustee